UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2007, the Board of Directors (the "Board") of ValueClick, Inc. (the "Company") appointed James A. Crouthamel and James R. Peters to the Company's Board effective July 1, 2007. Both Messrs. Crouthamel and Peters will join the Board as independent directors. The Company has not yet determined which committees of the Board that Messrs. Crouthamel and Peters will join.

Mr. Crouthamel was the founder and former president and chief executive officer of Performics, Inc., the affiliate and search engine marketing company acquired by DoubleClick in 2004. Mr. Peters is an experienced accounting professional with a distinguished 35-year career with the audit practice of Ernst & Young. The addition of Messrs. Crouthamel and Peters will increase ValueClick’s Board to seven members, five of whom will be independent directors.

Messrs. Crouthamel and Peters will be compensated in accordance with the Company's independent director compensation policies as described in the Company's 2007 Proxy Statement. Additionally, Messrs. Crouthamel and Peters will also enter into the Company's standard indemnification agreement made available to all of the Company's directors and executive officers.

The full text of the press release announcing the appointment of Messrs. Crouthamel and Peters is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Press release dated June 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

June 14, 2007	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 14, 2007.